UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

LKQ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

120 North LaSalle Street, Suite 3300 Chicago, IL		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 621-1950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On February 28, 2011, Frank P. Erlain retired from his officer position of Vice President – Finance and Controller of the Company. Mr. Erlain will remain employed by the Company on a part time basis assisting with special projects.

(c) On February 28, 2011, Michael S. Clark, age 36, was elected Vice President - Finance and Controller to succeed Mr. Erlain. Prior thereto, Mr. Clark had served as our Assistant Controller since May 2008. From December 2004 to May 2008, he was the SEC Reporting Manager of FMC Technologies, Inc., a global provider of technology solutions for the energy industry. Prior to joining FMC Technologies, Mr. Clark, a certified public accountant, worked in public accounting for more than eight years, leaving as a Senior Manager in the audit practice.

Mr. Clark’s annual base salary was increased to $200,000 at the time of his appointment to Vice President – Finance and Controller. On January 14, 2011, he received a grant of 4,000 restricted stock units as a part of our annual grant under our 1998 Equity Incentive Plan. On February 28, 2011, Mr. Clark received an additional grant of 3,500 restricted stock units in recognition of his increased responsibilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2011

LKQ CORPORATION

By:	/S/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel

3